Exhibit 4.1

KASHYA, INC.

2003 STOCK PLAN

1.             Purposes of the Plan. The purposes of this 2003 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.             Definitions. As used herein, the following definitions shall apply:

(a)                 “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof. At such time as any class of equity securities of the Company is registered pursuant to Section 12 of the Exchange Act, the Administrator shall consist solely of individuals (not less than two) who are Non-Employee Directors as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

(b)                 “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c)                 “Board” means the Board of Directors of the Company.

(d)                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                 “Committee”  means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f)                  “Common Stock” means the Common Stock of the Company.

(g)                 “Company” means Kashya, Inc., a Delaware corporation.

(h)                 “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(i)                  “Director” means a member of the Board.

(j)                  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)                 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n)       Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)       “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)       “Option” means a stock option granted pursuant to the Plan.

(r)        “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s)        “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(t)        “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u)       “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v)       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)       “Plan” means this 2003 Stock Plan.

(x)        “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(y)       “Section 16(b)” means Section 16(b) of the Exchange Act.

(z)        “Service Provider”  means an Employee, Director or Consultant.

(aa)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(bb)     “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(cc)      “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Options or Stock Purchase Rights and sold under the Plan is 2,496,552 Shares. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.             Administration of the Plan.

(a)                 Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)                 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)         to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)       to determine the number of Shares to be covered by each such award granted hereunder;

(iv)       to approve forms of agreement for use under the Plan;

(v)        to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Optioned Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)       to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii)      to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common

Stock covered by such Option has declined since the date the Option was granted;

(viii)     to initiate an Option Exchange Program;

(ix)       to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)        to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld;  the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined;  all elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi)       to construe and interpret the terms of the Plan, Option Agreements and Stock Purchase Rights granted pursuant to the Plan.

(c)                 Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.             Eligibility.

(a)                 Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)                 Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c)                 Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6.             Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.             Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8.             Option Exercise Price and Consideration.

(a)                 The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall not be less than the par value of the Shares and in the case of an Incentive Stock Option:

(i)         granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(ii)        granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)                 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined in the sole discretion of the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration  may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months as of the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.             Exercise of Option.

(a)                 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement and procedures adopted by the Administrator) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)                 Termination of Relationship as a Service Provider. Except as set forth in subsections 9(c) and 9(d), if an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option to the extent that the Option is vested on the date of termination within such period of time as is specified in the Option Agreement (of at least thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement), unless the Optionee is terminated for cause, in which case the Option shall expire immediately, to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for thirty (30) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the

Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator or as specified in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)                 Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)                 Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)                 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.           Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.           Stock Purchase Rights.

(a)                 Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b)                 Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of a Service Provider with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the Service Provider and may be paid by cancellation of any purchase money indebtedness of the Service Provider to the Company. The Administrator may provide that the repurchase option shall lapse at such times and under such conditions as the Administrator shall determine in its sole discretion.

(c)                 Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)                 Rights as a Stockholder. Once the Stock Purchase Right is exercised in accordance with the terms of the Restricted Stock purchase agreement (including full payment for the Shares of Restricted Stock), the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is consummated and the Shares are issued by appropriate entry on the books of the Company and upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12.           Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)                 Changes in Capitalization. The number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock

Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right or which are shares of Restricted Stock repurchased by the Company at their original purchase price, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable, which exercise may, in the discretion of the Administrator, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate upon the consummation of such proposed action.

(c)                 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets or securities of the Company  the portion of each outstanding Option and Stock Purchase Right  that would have become exercisable at the end of the first anniversary after such merger or sale shall become exercisable immediately before the completion of such merger or sale if the Optionee is a Service Provider at such time, and the remaining unvested portion of each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation on terms that provide for a twelve month acceleration of the vesting schedule of such Options and Stock Purchase Rights. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets or securities, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets or securities, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets or securities by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets or securities is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13.           Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

14.           Amendment and Termination of the Plan.

(a)                 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)                 Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)                 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.        Conditions Upon Issuance of Shares.

(a)                    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                    Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option or Stock Purchase Right: (a) to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable, (b) and to make such other representations, warranties and covenants as may be reasonably required to comply with Applicable Laws.

16.           Indemnification. The Board, any Committee, the Administrator any member of them, and any employees, advisory agents or affiliates, shall not be liable for any action, omission, interpretation, construction or determination made in good faith in connection with respect to this Plan, and the Company hereby agrees to indemnify all such persons in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law. Notwithstanding anything to the contrary in the foregoing, this indemnity shall not apply to a person in his or her capacity as an Optionee under the Plan.

17.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

KASHYA ISRAEL LTD.

2003 STOCK PLAN

1.             Purposes of the Plan. The purpose and intent of the Plan is to provide incentives to the Israeli employees and directors of Kashya Israel Ltd. by giving them the opportunity to purchase shares of Common Stock of Kashya Inc., pursuant to an incentive plan approved by the Board of Directors of the Company and the Israeli tax authorities, which is designed to benefit from tax benefits available to employees under Section 102 of the Income Tax Ordinance and the rules and regulations promulgated thereunder.

2.             This Plan is designed to comply with the “Capital Gain Track”  under Section 102 of the Income Tax Ordinance; i.e. Options granted hereunder shall be subject to Section 102(b)(2) of the Income Tax Ordinance.

3.             Definitions. As used herein, the following definitions shall apply:

(a)                 “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)                 “Applicable Laws” means the requirements relating to the administration of stock option plans under Israeli law, U.S. state corporate laws, U.S. federal and state securities laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the Plan.

(c)                 “Board” means the Board of Directors of the Company.

(d)                 “Committee”  means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(e)                 “Common Stock” means the Common Stock of the Parent.

(f)                  “Company” means Kashya Israel Ltd.

(g)                 “Companies Law” shall mean the Israeli Companies Law, 1999.

(h)                 “Controlling Stockholder” shall mean any person that holds, directly or indirectly, alone or together with such person’s Relative, either: (i) 10% or more of the Company’s issued share capital or voting power; (ii) the right to hold 10% or more of the Company’s issued share capital or voting power or to acquire the same; (iii) the right to receive 10% or more of the Company’s profits; or (iii) the right to appoint at least one Director.

(i)                  “Director” means a member of the Board.

(j)                  “Disability” means the inability, due to illness, injury or mental condition to engage in any gainful occupation for which an individual is qualified by education, training or experience, and such condition continues for at least six (6) months.

(k)                 “Employee” means  an Israeli employee of the Company, including an Israeli Director or other Officer of the Company, excluding, however, a Controlling Shareholder.

(l)                  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(m)       “Income Tax Ordinance” shall mean the Israeli Income Tax Ordinance [New Version], 1961, as amended.

(n)       “Officer” means an office holder in the Company – “Nose Misra” , as such term is defined in the Companies Law, excluding, however, a Director.

(o)       “Option” means a stock option granted pursuant to the Plan.

(p)       “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(q)       “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(r)        “Optioned Stock” means the Common Stock subject to an Option.

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(s)        “Optionee” means the holder of an outstanding Option granted under the Plan.

(t)        “Parent” means Kashya, Inc.

(u)       “Plan” means this 2003 Stock Plan.

(v)       “Relative” shall mean a spouse, sibling, parent grandparent, descendant, a spouse’s descendant and a spouse of any of the foregoing.

(w)       “Release Date” shall have the meaning set forth in Section 11.

(x)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(y)       “Trustee” shall mean a trustee designated by the Board and approved by the Income Tax Authorities.

3.             Stock Subject to the Plan.

(a)  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Options and sold under the Plan is 5,100,000 Shares. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

(b) If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

(c) The Board shall be entitled to grant to certain Employees shares of the Company instead of Options, as it may deem desirable. The provisions of the Plan shall apply to such grant of shares mutatis mutandis.

(d) No shares, and/or options to purchase shares, of the Company may be granted to any Employee of the Company other than under the terms of the Plan, or of another plan that shall be adopted by the Board under the terms of Section 102 of the Income Tax Ordinance. In any event, the Board may not adopt a new share incentive plan for the grant of shares and/or options to purchase shares to Employees prior to January 2005.

4.             Administration of the Plan.

(a)                 Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

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(b)                 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)         to determine the Fair Market Value;

(ii)        to select the Employees to whom Options may from time to time be granted hereunder;

(iii)       to determine the number of Shares to be covered by each such award granted hereunder;

(iv)       to approve forms of agreement for use under the Plan;

(v)        to determine the terms and conditions of any Option granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Optioned Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)       to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii)      to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)     to initiate an Option Exchange Program;

(ix)       to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)        to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld;  the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined; all elections by Optionees to have Shares withheld for this purpose shall be made in such

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form and under such conditions as the Administrator may deem necessary or advisable; and

(xi)       to construe and interpret the terms of the Plan and Option Agreements granted pursuant to the Plan.

(c)                 Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.             Eligibility.

(a)                 Options may be granted to Employees.

(b)                 Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as an Employee with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6.             Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

7.             Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. If any Option has not been exercised within ten (10) years after the date of grant (or any shorter period set forth in the notice of grant), such Option shall terminate, all interests and rights of the Optionee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in trust, the trust with respect thereto shall ipso facto expire.

8.             Option Exercise Price and Consideration.

(a)                 The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall not be less than the par value of the Shares.

(b)                 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined in the sole discretion of the Administrator. Such consideration  may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if

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acceptance of such consideration may be reasonably expected to benefit the Company.

9.             Exercise of Option.

(a)                 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement and procedures adopted by the Administrator) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)                 Termination of Relationship as an Employee. Except as set forth in subsections 9(c) and 9(d), if an Optionee ceases to be an Employee, such Optionee may exercise his or her Option to the extent that the Option is vested on the date of termination within such period of time as is specified in the Option Agreement (of at least thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement), unless the Optionee is terminated for cause, in which case the Option shall expire immediately, to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for thirty (30) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares

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covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator or as specified in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)                 Disability of Optionee. If an Optionee ceases to be an Employee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)                 Death of Optionee. If an Optionee dies while an Employee, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)                 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.           Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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11.           Trust.

(a) Options granted under the Plan to Optionees shall be granted by the Company to the Trustee, who shall hold each such Option and the Common Stock issued upon exercise thereof in trust for the benefit of the Optiontee in respect of whom such Option was granted. All certificates representing Common Stock issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such shares of Common Stock are released from the trust as herein provided.

(b) Anything herein to the contrary notwithstanding, the Release Date of an Option shall be the later of: (i) the lapse of two (2) calendar years from the end of the calendar year of the date of grant; (ii) the vesting of such Options.

(c) After the Release Date, Options granted, and/or Common Stock issued to the Trustee shall continue to be held by the Trustee, on behalf of the Optionee.

(d) From the Release Date and thereafter, upon the written request of the Optionee, the Trustee shall release Options, and/or the shares of Common Stock issued upon the exercise thereof, from the trust by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Optionee, provided, however, that the Trustee shall not so release any such Options and/or shares of Common Stock to such Optionee unless, prior to, or concurrently with, such release, the latter provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

(e) Alternatively, from and after the Release Date, upon the written instructions of the Optionee to sell any shares of Common Stock issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities, and shall pay the balance thereof directly to the Optionee (after deducting its costs as provided hereunder), reporting to such Optionee and to the Company the amount so withheld and paid to said tax authorities.

(f) Should the Trustee sell shares of Common Stock at the request of the Optionee, the Optionee shall pay the Trustee for its services and expenses incurred with respect to such sale of shares, and the Trustee will be entitled to withhold such amounts and pay the balance thereof to said Optionee.

12.           Dividend and Voting Rights.

All Common Stock issued upon the exercise of Options granted under the Plan shall entitle the Optionee to all the rights attached to the Common Stock of the

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Company, including the right to receive dividends with respect thereto and to vote the same at any meeting of the stockholders of the Company. Notwithstanding the above, for so long as the Common Stock is held by the Trustee on behalf of an Optionee, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Optionee, and the Trustee and/or the Optionee shall not be entitled to vote and participate in any meeting of the shareholders of the Company.

13.           Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)                 Changes in Capitalization. The number of shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable, which exercise may, in the discretion of the Administrator, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate upon the consummation of such proposed action.

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(c)                 Merger or Asset Sale. In the event of a merger of the Parent with or into another corporation, or the sale of all or substantially all of the assets or securities of the Parent the portion of each outstanding Option that would have become exercisable at the end of the first anniversary after such merger or sale shall become exercisable immediately before the completion of such merger or sale if the Optionee is an Employee at such time, and the remaining unvested portion of each outstanding Option and shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation on terms that provide for a twelve month acceleration of the vesting schedule of such Options. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets or securities, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets or securities, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets or securities by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets or securities is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14.           Time of Granting Options. Options may be granted at any time after the passage of thirty (30) days following the delivery by the Company to the Israeli income tax authorities of this Plan for their approval. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

15.           Amendment and Termination of the Plan.

(a)                 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)                 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers

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granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.        Conditions Upon Issuance of Shares.

(a)                    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                    Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option: (a) to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable, (b) and to make such other representations, warranties and covenants as may be reasonably required to comply with Applicable Laws.

17.           Indemnification. The Board, any Committee, the Administrator any member of them, and any employees, advisory agents or affiliates, shall not be liable for any action, omission, interpretation, construction or determination made in good faith in connection with respect to this Plan, and the Company hereby agrees to indemnify all such persons in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law. Notwithstanding anything to the contrary in the foregoing, this indemnity shall not apply to a person in his or her capacity as an Optionee under the Plan.

18.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.           Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.           Tax Consequences.

(a)     Any tax consequences to the Trustee, the Optionee or the Optionee’s successors in interest arising from the grant or exercise of any Option, from the payment for Shares upon exercise thereof or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under Applicable Laws, including withholding taxes at source.

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(b)     The Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

(c)     The Administrator, the Company and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

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